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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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Name under which Subsidiary does Business                   State (Country) of Incorporation
         The Affinity Group, Inc.                                      Colorado
         Agio Insurance Agency, Inc.                                   Montana
         Aspen Investment Alliance, Inc.                               Colorado
         Benefit Control Management, LLC                               Texas
         Benefit Planners Limited, L.L.P.                              Texas
         Benesight Insurance Agency of Massachusetts, Inc.             Delaware
         Benesight, Inc.                                               Delaware
         BHC Investments, Inc.                                         Delaware
         BHC Trading Corp.                                             Delaware
         BHCM Insurance Agency, Inc.                                   Delaware
         BP, Inc.                                                      Delaware
         Catapult Technology Limited                                   England
         Cusick Enterprises Limited, L.L.P.                            Texas
         Cusick Management, LLC                                        Texas
         Data-Chain Solutions, Inc.                                    Delaware
         Data-Link Systems, LLC                                        Wisconsin
         Employee Benefit Services, Inc.                               Louisiana
         EPSIIA Corporation                                            Texas
         F.T. Agency, Inc.                                             Ohio
         First Trust Corporation                                       Colorado
         Fiserv (ASPAC) Pte. Ltd.                                      Singapore
         Fiserv (Europe) Ltd.                                          England
         Fiserv Argentina S.R.L.                                       Argentina
         Fiserv Australia Pty. Limited                                 New South Wales
         Fiserv BP, Inc.                                               Wisconsin
         Fiserv BPI, Inc.                                              Texas
         Fiserv CIR, Inc.                                              Delaware
         Fiserv Clearing, Inc.                                         Delaware
         Fiserv Colombia Limitada                                      Colombia
         Fiserv Connecticut Sub, Inc.                                  Connecticut
         Fiserv FSC, Inc.                                              California
         Fiserv Federal Systems, Inc.                                  Delaware
         FIserv Fresno, Inc.                                           California
         Fiserv Insurance Agency of Alabama, Inc.                      Alabama
         Fiserv Investor Services, Inc.                                Delaware
         Fiserv International (Barbados) Limited                       Barbados
         Fiserv LeMans, Inc.                                           Pennsylvania
         Fiserv Mercosur, Inc.                                         Delaware
         Fiserv NCSI, Inc.                                             Maryland
         Fiserv Polska Sp. z.o.o.                                      Poland
         Fiserv San Juan, Inc.                                         Puerto Rico
         Fiserv Securities, Inc.                                       Delaware
         Fiserv Solutions of Canada Inc.                               Ontario
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Name under which Subsidiary does Business            State (Country) of Incorporation
         Fiserv Solutions, Inc.                                        Wisconsin
         The Freedom Group, Inc.                                       Iowa
         Harrington Benefit Services, Inc.                             Delaware
         HEC Newbridge Insurance Services, Inc.                        Texas
         HEPSIIAN LLC                                                  Delaware
         ILS Title Agency, LLC                                         Delaware
         ILS Services, LLC                                             Delaware
         Information Technology, Inc.                                  Nebraska
         ITI of Nebraska, Inc.                                         Nebraska
         J.O. One, Ltd.                                                Texas
         Life Instructors, Inc.                                        New Jersey
         Lincoln Trust Company                                         Colorado
         National Flood Services, Inc.                                 Montana
         Precision Direct, Inc.                                        Washington
         Preferred Health Arrangement Limited, LLP                     Texas
         PT Fiserv Indonesia                                           Indonesia
         Remarketing Services of America, Inc.                         Delaware
         REH Agency, Inc.                                              Ohio
         RemitStream Solutions, LLC                                    Delaware
         RL Reserve, Inc.                                              Colorado
         Sheridan Re                                                   Cayman Islands
         Specialty Insurance Service                                   California
         Tower Agency, Inc.                                            Ohio
         TPA.com, Inc.                                                 Delaware
         TradeStar Investments, Inc.                                   Delaware
         Trewit Inc.                                                   Delaware
         Trust Industrial Bank                                         Colorado
         USERS Incorporated                                            Maryland
         XP Systems Corporation                                        Minnesota
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